UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

September 21, 2005

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

CALIFORNIA	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 Chadron Avenue, Hawthorne, CA	90250
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 978-0516

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Spacelabs Healthcare, Inc. (“Spacelabs”), a wholly-owned subsidiary of OSI Systems, Inc. (the “Company”), is contemplating a public offering of approximately one-third of its issued and outstanding common stock in the United Kingdom and, in connection therewith, a listing on the AIM of the London Stock Exchange. The offering, if it takes place, will be directed to non-U.S. residents pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the “Act”). In connection with the proposed public offering, Collins Stewart Limited (“Collins Stewart”), a London based investment bank engaged by Spacelabs to pursue the offering, is distributing copies of its Pre-IPO Research Report (the “Report”) to potential investors. A copy of certain unaudited financial statements that are contained in the Report is attached hereto as Exhibit 99.1 and incorporated by reference herein in its entirety. In addition, the following statements were made in the Report:

1. Blease intends to launch new ventilator products in the third quarter of the 2006 fiscal year and a new anesthesia system in the fourth quarter of the 2006 fiscal year.

2. Over the last few years, production cycle time for Spacelabs’ monitors has been reduced from several weeks to an average of 55 minutes due to improved manufacturing techniques.

3. Of the cost of goods of monitoring devices, 70% is materials, approximately 3%-4% is labor and the balance is overhead.

4. The new Ultraview SL product line has lower manufacturing costs which is likely to have a significant impact on the improvements in overall margins of Spacelabs.

5. If the public offering is successful, Spacelabs expects to raise a net amount of approximately $65 million, of which approximately $45 million will be used to repay debt owing from Spacelabs to the Company.

Because the Report was prepared by Collins Stewart and contains its opinions and conclusions, neither the Company nor Spacelabs can give assurance of the accuracy of any other statements made in the Report or that such statements will be indicative of future operating results.

The Report contains “forward looking statements” within the meaning of Section 27A of the Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact included in the Report are forward looking statements and, although the Company and Spacelabs believe that the expectations reflected in such forward looking statements are reasonable, neither the Company nor Spacelabs can give assurance that such expectations will prove to have been correct. Spacelabs’ business and financial results are subject to various risks and uncertainties that may cause actual results to differ materially from its expectations. Neither the Company nor Spacelabs intends to provide updated information other than as otherwise required by applicable law. All subsequent written and oral forward looking statements attributable to the Company and Spacelabs, or persons acting on their behalf, are expressly qualified in their entirely by the cautionary statements contained in this paragraph and elsewhere in this report.

The information in this report is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Act or the Exchange Act. Additionally, the submission of the report on Form 8-K is not an admission of the materiality of any information in this report that is required to be disclosed solely by Regulations FD.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1: Financial statements contained in the Pre-IPO Research Report, dated September 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.

Date: September 21, 2005	By:	/s/ Victor Sze
Victor Sze Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Financial statements contained in the Pre-IPO Research Report, dated September 21, 2005